LORD ABBETT SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

LORD ABBETT SERIES FUND, INC., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: Under a power contained in Article V of the charter of the Corporation (the “Articles”), the Board of Directors of the Corporation (the “Board of Directors”), by resolutions duly adopted, reclassified the shares of each of the following classes of capital stock, of the par value $.001 each (the “Capital Stock”), of the Corporation as set forth below:

(a) 50,000,000 authorized but unissued shares of Classic Stock Portfolio and 10,000,000 authorized but unissued shares of International Equity Portfolio are hereby reclassified as additional shares of Fundamental Equity Portfolio.

(b) 40,000,000 authorized but unissued shares of International Equity Portfolio and 20,000,000 authorized but unissued shares of International Opportunities Portfolio are hereby reclassified as additional shares of Growth Opportunities Portfolio

(c) 30,000,000 authorized but unissued shares of International Opportunities Portfolio and 50,000,000 unissued and unclassified shares of Capital Stock are hereby reclassified as additional shares of Total Return Portfolio.

SECOND: Prior to the reclassification of the Capital Stock as described in Article FIRST above, the total number of shares of Capital Stock that the Corporation had authority to issue was 1,300,000,000 shares, of the par value $.001 each, having an aggregate par value of $1,300,000. The authorized shares of the Corporation were classified and designated as follows (with 50,000,000 shares of unclassified Capital Stock remaining):

Bond Debenture Portfolio	200,000,000 shares
Calibrated Dividend Growth Portfolio	50,000,000 shares
Class Stock Portfolio	50,000,000 shares
Developing Growth Portfolio	50,000,000 shares
Fundamental Equity Portfolio	50,000,000 shares
Growth & Income Portfolio – Variable Contract Class	200,000,000 shares
Growth & Income Portfolio – Pension Class	50,000,000 shares
Growth Opportunities Portfolio	50,000,000 shares
International Equity Portfolio	50,000,000 shares
International Opportunities Portfolio	50,000,000 shares
Mid Cap Stock Portfolio	200,000,000 shares
Short Duration Income Portfolio	200,000,000 shares
Total Return Portfolio	50,000,000 shares

THIRD: Following the reclassification of the Capital stock as described in Article FIRST above, the total number of shares of Capital Stock that the Corporation has authority to issue is 1,300,000,000 shares, of the par value $.001 each, having an aggregate par value of $1,300,000. The authorized shares of the Corporation are classified and designated as follows:

Bond Debenture Portfolio	200,000,000 shares
Calibrated Dividend Growth Portfolio	50,000,000 shares
Developing Growth Portfolio	50,000,000 shares
Fundamental Equity Portfolio	110,000,000 shares
Growth & Income Portfolio – Variable Contract Class	200,000,000 shares
Growth & Income Portfolio – Pension Class	50,000,000 shares
Growth Opportunities Portfolio	110,000,000 shares
Mid Cap Stock Portfolio	200,000,000 shares
Short Duration Income Portfolio	200,000,000 shares
Total Return Portfolio	130,000,000 shares

FOURTH: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified herein shall be invested in the applicable portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the applicable class and series of Capital Stock as set forth in the Articles and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended. The shares of Capital Stock hereby reclassified as specified above have been duly classified by the Board of Directors under the authority contained in the Articles.

SIXTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signature page follows-

2

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Assistant Secretary and attested by its Vice Assistant Secretary on October 3, 2019.

LORD ABBETT SERIES FUND, INC.

By:	/s/ Pamela P. Chen
Pamela P. Chen
Vice President and Assistant Secretary

ATTEST:

/s/ Denise A. Wilson

Denise A. Wilson

Assistant Secretary

3